Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 9th day of February 2017, by and among Saban Sponsor LLC, HSAC Investments LP, Saban Capital Group, Inc., SCG Investment Holdings, Inc., Alpha Family Trust, Cheryl Saban and Haim Saban.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A Ordinary Shares, $0.0001 par value, of Saban Capital Acquisition Corp. is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning her, him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that she, he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: February 9, 2017

Saban Sponsor LLC

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Managing Director

HSAC Investments LP

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	President and Chief Operating Officer of Saban Capital Group, Inc., the general partner of HSAC Investments LP

Saban Capital Group, Inc.

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Director

SCG Investment Holdings, Inc.

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	President and Chief Operating Officer

Alpha Family Trust

By:	/s/ Haim Saban
Name:	Haim Saban
Title:	Co-Trustee

Cheryl Saban

/s/ Cheryl Saban

Haim Saban

/s/ Haim Saban